Exhibit 2.1

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

Third Amendment, dated as of July 23, 2008 (the “Third Amendment”), to the Agreement and Plan of Merger, dated as of March 21, 2008, as amended by the Amendment, dated as of June 2, 2008 and the Second Amendment, dated as of July 3, 2008, by and among:

•	Marathon Acquisition Corp., a Delaware corporation (“MAQ”);

•	GSL Holdings, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Merger Subsidiary”);

•	Global Ship Lease, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”); and

•	CMA CGM S.A., a société anonyme organized under the laws of France (“CMA”).

RECITALS

WHEREAS, MAQ, Merger Subsidiary, the Company and CMA entered into the Merger Agreement on March 21, 2008 pursuant to which MAQ will merge with and into the Merger Subsidiary with the Merger Subsidiary continuing as the surviving company and the Company will then merge with and into the Merger Subsidiary with the Merger Subsidiary continuing as the surviving company in the merger;

WHEREAS, the parties entered into the Amendment to the Merger Agreement on June 2, 2008 and the Second Amendment on July 3, 2008; and

WHEREAS, in accordance with Section 11.10 of the Agreement, the parties to the Agreement desire to amend the Agreement as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Agreement.

2. Charter Documents. Section 1.4 of the Agreement is hereby amended by including the following after clause (b) thereof:

“(c) At the effective time of the Migratory Merger, the Articles of Incorporation of the Merger Subsidiary shall be amended by deleting the text of Article 4 thereof in its entirety and replacing said text of Article 4 with the following: “The aggregate number of shares of registered stock that the Corporation shall have authority to issue is two hundred fifty million (250,000,000) registered common shares.’ ”

3. Effect on Shares. Section 1.5 of the Agreement is hereby amended as follows:

(a) by inserting the following at the end of subclause (i) of clause (a) thereof:

“, each of which share of common stock of the Merger Subsidiary shall, for the avoidance of doubt, be deemed to be issued, outstanding, fully paid and non-assessable immediately after giving effect to the Migratory Merger”;

(b) by deleting subclauses (i) and (ii) of clause (b) thereof in their entirety and substituting the following in lieu thereof:

“(i) Conversion of Company Shares. At the Effective Time, other than any shares to be canceled pursuant to this Section 1.5(b), all of the outstanding common shares of the Company shall be converted into the right for CMA to receive an aggregate of (w) 6,778,650 shares of Class A Common Stock of the Surviving Company, 3,934,050 shares of Class B Common Stock of the Surviving Company and 12,375,000 shares of Class C Common Stock of the Surviving Company, each of which share of Class A Common Stock, Class B Commons Stock and Class C Common Stock of the Surviving Company shall, for the avoidance of doubt, be deemed to be issued, outstanding, fully paid and non-assessable as at the Effective Time, (x) 3,131,900 Class A Warrants of the Surviving Company, (y) 1,000 Series A Preferred Shares of the Surviving Company and (z) US$18,570,135 in cash (the “Initial Cash Amount”), payable in accordance with Section 1.6. For purposes of this Agreement:

(A) “Class A Warrants” means the warrants to acquire shares of Class A Common Stock of the Surviving Company to be issued by the Surviving Company in connection with the Mergers, pursuant to the Class A Warrant Agreement to be entered into by the Surviving Company as of the Effective Time, substantially in form attached hereto as Exhibit E; and

(B) “Series A Preferred Shares” means the shares of Series A preferred stock of the Surviving Company to be issued by the Surviving Company in connection with the Mergers, on the terms set forth in a Certificate of Designation, substantially in the form attached hereto as Exhibit F, to be filed with the Marshall Islands Registrar immediately after the Effective Time.

(ii) Conversion of MAQ Shares. At the Effective Time, each share of common stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Class A Common Stock of the Surviving Company, each of which share of Class A Common Stock of the Surviving Company shall, for the avoidance of doubt, be deemed to be issued, outstanding, fully paid and non-assessable as at the Effective Time; provided that, of the aggregate of 9,375,000 shares to be received by Marathon Founders, LLC and the outside directors of MAQ, (A) 2,846,906 shall be Class A Common Stock of the Surviving Company and (B) in lieu of an aggregate of 6,528,094 shares of Class A Common Stock of the Surviving Company, (x) a portion equaling 3,471,906 shares shall be Class B Common Stock of the Surviving Company, each of which share of Class B Common Stock of the Surviving Company shall, for the avoidance of doubt, be deemed to be issued, outstanding, fully paid and non-assessable as at the Effective Time, and (y) a

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portion equaling 3,056,188 shares shall be Class A Warrants of the Surviving Company, in each case to be determined on a pro rata basis based on the shareholdings of MAQ Common Stock held by each of Marathon Founders, LLC and the outside directors of MAQ, as of the date of this Agreement.”

4. Amended and Restated Charter Agreements. The parties agree that each of the Amended and Restated Charter Agreements to be entered by the Surviving Company and CMA (or the applicable affiliate of CMA) as of the Closing in the form attached to the Agreement as Exhibit A-3 shall contain the applicable daily hire rates for the applicable Vessel as set forth on Schedule 1 hereto.

5. Other Exhibits. The Agreement is hereby amended by amending the exhibits thereto as follows:

(a) Exhibit A-1 (Registration Rights Agreement) is hereby deleted in its entirety and replaced by the form of Registration Rights Agreement attached hereto as Exhibit A-1 (Registration Rights Agreement).

(b) Exhibit A-2 (Second Amended and Restated Asset Purchase Agreement) is hereby amended by deleting the information set forth on Schedule 2.4 thereto in its entirety and replacing it with the information set forth on Schedule 2 hereto.

(c) Exhibit C (Amended and Restated Articles of Incorporation) is hereby amended by amending and restating the definition of “Base Dividend” in Section 4.3(a)(ii) thereof as follows:

“(ii) Base Dividend. “Base Dividend” means US$0.23 per Class A Common Share or Class B Common Share per calendar quarter, subject to any adjustments as set forth in subsection (f) below. Class C Common Shares shall not be entitled to receive dividends.”

6. Continuing Effect; No Other Waivers or Amendments. Except as modified by this Third Amendment, the Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain unchanged and in full force and effect.

7. Counterparts; Facsimile Signatures. This Third Amendment may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

8. Governing Law. This Third Amendment shall be governed by and construed in accordance with the Law of the State of New York, without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date first written above.

MARATHON ACQUISITION CORP.

By:	/s/ Michael Gross
Name: Michael Gross
Title: Chairman and CEO

GSL HOLDINGS, INC.

By:	/s/ Michael Gross
Name: Michael Gross
Title: Chief Executive Officer

CMA CGM S.A.

By:	/s/ Olivier Insolubile
Name: Olivier Insolubile
Title: Authorized Signatory

GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name: Ian J. Webber
Title: CEO

By:	/s/ Olivier Insolubile
Name: Olivier Insolubile
Title: Authorized Signatory

EXHIBIT A-1

REGISTRATION RIGHTS AGREEMENT

Exhibit A-1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the              day of         , 2008, by and among: [GSL Holdings, Inc.], a Marshall Islands corporation (the “Company”), and each of the undersigned parties listed under Insiders on the signature page hereto (each, an “Insider” and collectively, the “Insiders”).

WHEREAS, pursuant to the mergers (the “Mergers”) contemplated by the Agreement and Plan of Merger, dated as of March 21, 2008, among the Company, Marathon Acquisition Corp., Global Ship Lease, Inc. and CMA CGM S.A. (“CMA”), (i) CMA holds shares of the Common Stock (as defined below) (“CMA Shares”), (ii) CMA holds warrants (“CMA Warrants”) to acquire the shares of the Common Stock (“CMA Warrant Shares”), (iii) Marathon Investors, LLC holds warrants (“Sponsor Warrants”) to acquire the shares of the Common Stock (“Sponsor Warrant Shares”), (iv) Marathon Founders, LLC and the other Insiders hold shares of the Common Stock (the “Founders Shares”) and (v) Marathon Founders, LLC and the other Insiders hold warrants (“Founders Warrants”) to acquire the shares of the Common Stock (“Founders Warrant Shares”);

WHEREAS, the Insiders and the Company desire to enter into this Agreement to provide the Insiders with certain rights relating to the registration of (i) the CMA Shares, (ii) the CMA Warrants, (iii) the CMA Warrant Shares, (iv) the Founders Shares, (v) the Founders Warrants, (vi) the Founders Warrant Shares, (vii) the Sponsor Warrants, and (viii) the Sponsor Warrant Shares (collectively, the “Insider Securities”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the Mergers.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“CMA Shares” is defined in the recitals to this Agreement; provided, that any such CMA Shares shall cease to be CMA Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“CMA Warrants” is defined in the recitals to this Agreement; provided, that any such CMA Warrants shall cease to be CMA Warrants when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“CMA Warrant Shares” is defined in the recitals to this Agreement; provided, that any such CMA Warrant Shares shall cease to be CMA Warrant Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Commission” means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

“Common Stock” means common stock of the Company (including Class A Common Stock, Class B Common Stock and Class C Common Stock).

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Founders Shares” is defined in the recitals to this Agreement; provided, that any such Founders Shares shall cease to be Founders Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Founders Warrants” is defined in the recitals to this Agreement; provided, that any such Founders Warrants shall cease to be Founders Warrants when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Founders Warrant Shares” is defined in the recitals to this Agreement; provided, that any such Founders Warrant Shares shall cease to be Founders Warrant Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Insider” is defined in the preamble to this Agreement.

“Insider Indemnified Party” is defined in Section 4.1.

“Insider Securities” is defined in the recitals to this Agreement; provided, that any such Insider Securities shall cease to be Insider Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Insider Shares” means all CMA Shares, CMA Warrant Shares, Founders Shares, Founders Warrant Shares and Sponsor Warrant Shares to which this Agreement relates, regardless of whether such securities remain underlying other Insider Securities.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Permitted Transferee” is defined as (i) any officers, directors or employees of the Company; (ii) any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, or is a member of Marathon Founders, LLC, Marathon Investors, LLC or CMA, as the case may be, (iii) any recipient of the Insider Securities, as the case may be, transferred by operation of law to such recipient from an Insider or Permitted Transferee; (iv) any immediate family member (including a spouse, parent, child, grandchild, sibling, niece, nephew, first cousin, mother or father-in-law, son or daughter-in-law, or brother or sister-in-law), whether related by blood, marriage or adoption, of the Insider (each an “Immediate Family Member”), provided that any transfer thereto is conducted for estate-planning purposes; and (v) any trust established solely for the benefit of the transferor and/or any Immediate Family Member.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form F-4 or Form F-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date that is twelve months after the consummation of the Business Combination.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” means the shelf registration statement referred to in Section 2.3, to be filed on any Commission Securities Act registration form available at such time, as amended or supplement by any amended or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

“Sponsor Warrants” is defined in the recitals to this Agreement; provided, that any such Sponsor Warrants shall cease to be Sponsor Warrants when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Sponsor Warrant Shares” is defined in the recitals to this Agreement; provided, that any such Sponsor Warrant Shares shall cease to be Sponsor Warrant Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Triggering Holder” is defined in Section 2.1.1.

“Underwriter” means a securities dealer who purchases any Insider Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 General Request for Registration. At any time and from time to time on or after the Release Date, either (i) the holders of a majority-in-interest of, collectively, the Founders Shares, Founders Warrant Shares and the Sponsor Warrant Shares beneficially held by the Insiders or the Permitted Transferees of the Insiders, regardless of whether, (a) in the case of the Founders Warrant Shares, such Founders Warrant Shares remain underlying Founders Warrants or (b) in the case of the Sponsor Warrant Shares, such Sponsor Warrant Shares remain underlying Sponsor Warrants or (ii) the holders of a majority-in-interest of the CMA Shares or CMA Warrant Shares held by the Insiders and the Permitted Transferees of the Insiders, regardless of whether, in the case of the CMA Warrant Shares, such CMA Warrant Shares remain underlying CMA Warrants (the holders triggering such registration are referred to as the “Triggering Holders”) may make a written demand for registration under the Securities Act of all or part of their Insider Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number and type of Insider Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Insider Securities of any demand pursuant to this Section 2.1.1 within five (5) Business Days, and each holder of Insider Securities who wishes to include all or a portion of such holder’s Insider Securities in such Demand Registration and is otherwise permitted to do so under this Agreement (each such holder including Insider Securities in such Demand Registration, a “Demanding Holder”) shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Insider Securities included in the Demand Registration, subject to Section 2.1.4 and the provisions set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under clause (i) of this Section 2.1.1 or more than an aggregate of three (3) Demand Registrations under clause (ii) of this Section 2.1.1.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Insider Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) with respect to a Demand Registration, a majority-in-interest of the Triggering Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is otherwise terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Triggering Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Insider Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In each such case, the right of any holder to include such holder’s Insider Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Insider Securities in the underwriting to the extent provided herein. All Demanding Holders who propose to distribute their Insider Securities through such an underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Insider Securities which the Demanding Holders desire to sell taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company’s securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i) first, in the case of a Demand Registration, the Insider Securities as to which the Demand Registration has been requested (pro rata in accordance with the number of Insider Shares (including CMA Warrant Shares underlying CMA Warrants, Founders Warrant Shares underlying Founders Warrants and Sponsor Warrant Shares underlying Sponsor Warrants) which such Demanding Holders have requested be included in such registration, regardless of the number of Insider Shares (including CMA Warrant Shares underlying CMA Warrants, Founders Warrant Shares underlying Founders Warrants and Sponsor Warrant Shares underlying Sponsor Warrants) with respect to which such Demanding Holders have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. In the case of a Demand Registration, if a majority-in-interest of the Triggering Holders disapprove of the terms of any underwriting or are not entitled to include all of their Insider Securities in any offering, such majority-in-interest of the Triggering Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such event, the Company need not seek effectiveness of such Registration Statement for the benefit of other Insiders. If the majority-in-interest of the Triggering Holders withdraws from a proposed offering relating to a Demand Registration in accordance with this Section 2.1.5, then such registration shall not count as a Demand Registration provided for in Section 2.1.1 hereof.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Insider Securities as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Insider Securities in such notice the opportunity to register the sale of such number and type of Insider Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Insider Securities to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Insider Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Insider Securities in accordance with the intended method(s) of distribution thereof. All holders of Insider Securities who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Insider Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Insider Securities hereunder, the Insider Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock and other securities, if any, including the Insider Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock (including CMA Warrant Shares underlying CMA Warrants, Founders Warrant Shares underlying Founders Warrants and Sponsor Warrant Shares underlying Sponsor Warrants) which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock or other securities (including CMA Warrant Shares underlying CMA Warrants, Founders Warrant Shares underlying Founders Warrants and Sponsor Warrant Shares underlying Sponsor Warrants) with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Securities; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Insider Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (C)

third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Insider Securities as to which registration has been requested under this Section 2.2 (pro rata in accordance with the number of Insider Shares (including CMA Warrant Shares underlying CMA Warrants, Founders Warrant Shares underlying Founders Warrants and Sponsor Warrant Shares underlying Sponsor Warrants) which each Insider or transferee thereof shall have requested to be included in such registration, without giving effect to any other Insider Securities to be included therein, regardless of the number of Insider Shares (including CMA Warrant Shares underlying CMA Warrants, Founders Warrant Shares underlying Founders Warrants and Sponsor Warrant Shares underlying Sponsor Warrants) with respect to which such Insider or transferee thereof shall have the right to request such inclusion); and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Securities.

2.2.3 Withdrawal. Any holder of Insider Securities may elect to withdraw such holder’s request for inclusion of Insider Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Insider Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Shelf Registration Statement. Subject to the restrictions set forth in the Stockholders Agreement dated as of the date hereof among the Company, CMA and Marathon Founders, LLC, the holders of Insider Securities may at any time and from time to time request in writing that the Company register the resale of any or all of such Insider Securities on a Shelf Registration Statement. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Insider Securities and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Insider Securities, as the case may be, as are specified in such request, together with all or such portion of the Insider Securities of any other holder or holders joining in such request as are specified in a written request given within five (5) Business Days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: if the holders of the Insider Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Insider Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Insider Securities pursuant to Section 2, the Company shall use commercially reasonable efforts to effect the registration and sale of such Insider Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Insider Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder; provided, further, that the Insiders shall provide at least fifteen (15) Business Days notice of the date on which they wish the Company to prepare and file a Registration Statement with the Commission.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Insider Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Insider Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Insider Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Insider Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Insider Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Insider Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Insider Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5 State Securities Laws Compliance. The Company shall use commercially reasonable efforts to (i) register or qualify the Insider Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Insider Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Insider Securities covered by the Registration Statement to be registered with or approved by such other State authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Insider Securities included in such Registration Statement to consummate the disposition of such Insider Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.5 or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Insider Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Insider Securities included in such registration statement. For the avoidance of doubt, the holders of Insider Securities may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines is not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. No holder of Insider Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder’s organization, good standing, authority, title to Insider Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Insider Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. Holders of Insider Securities shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters except as they may relate to such holders and their intended methods of distribution. Such holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Agreement. Each holder shall also furnish to the Company such information regarding itself, the Insider Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Insider Securities.

3.1.8 Records. The Company shall make available for inspection by the holders of Insider Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Insider Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Insider Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Insider Securities included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use commercially reasonable efforts to cause all Insider Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Insider Securities that are included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on a Shelf Registration Statement pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Insider Securities included in any registration shall immediately discontinue disposition of such Insider Securities pursuant to the Registration Statement covering such Insider Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent Prospectus covering such Insider Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all customary costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on a Shelf Registration Statement effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Insider Securities, subject to the limit set forth in paragraph (ix) below); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Insider Securities, as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Insider Securities that are included in such registration (not to exceed, including the fees and disbursements to counsel in paragraph (ii) above, $20,000). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Insider Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Insider Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Insider Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Holder Obligations. No holder of Insider Securities may participate in any underwritten offering pursuant to this Agreement unless such holder (i) agrees to sell only such holder’s Insider Securities on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Insider and each other holder of Insider Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) an Insider and each other holder of Insider Securities (each, an “Insider Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Insider Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the

Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus or final Prospectus or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

4.2 Indemnification by Holders of Insider Securities. Each selling holder of Insider Securities will, with respect to any Registration Statement where Insider Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Insider Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Insider Securities which gave rise to such indemnification obligation.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 4.3, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Insider Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Insider Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Exchange Act and shall use its best efforts to take such further action as the holders of Insider Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Insider Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

6. MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Insider Securities hereunder may be freely assigned or delegated by such holder of Insider Securities in conjunction with and to the extent of any permitted transfer of Insider Securities by any such holder in accordance with applicable law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Insider or holder of Insider Securities or of any assignee of the Insider or holder of Insider Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not a party hereto other than as expressly set forth in Section 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Marathon Acquisition Corp.

500 Park Avenue, 5th Floor

New York, NY 10022

Attention: Chief Executive Officer

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Cynthia M. Krus, Esq.

To an Insider, to the address set forth below such Insider’s name on the signature pages hereof.

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Cynthia M. Krus, Esq.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Insider or any other holder of Insider Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the holders of the Insider Securities irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the holders of the Insider Securities irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the holders of the Insider Securities agree that service of process at each parties respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Insider in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

[GSL HOLDINGS, INC.]

By:
Name:
Title:

INSIDERS:

MARATHON INVESTORS, LLC

By:
Michael S. Gross
Managing Member

Marathon Investors, LLC 500 Park Avenue, 5 th Floor New York, NY 10022

MARATHON FOUNDERS, LLC

By:
Michael S. Gross
Managing Member

Marathon Founders, LLC 500 Park Avenue, 5 th Floor New York, NY 10022

By:
Adam Aron

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

By:
Robert Sheft

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

By:
Irwin Simon

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

[Registration Rights Agreement]

By:
Michael S. Gross

c/o Marathon Founders, LLC 500 Park Avenue, 5th Floor New York, NY 10022

CMA CGM S.A.

By:
Name:
Title:

CMA CGM S.A. 4, quai d’Arenc 13235 Marseille cedex 02 FRANCE

[Registration Rights Agreement]

EXHIBIT E

CLASS A WARRANT AGREEMENT

Exhibit E

CLASS A WARRANT AGREEMENT

CLASS A COMMON STOCK WARRANT AGREEMENT

dated as of [    ], 2008

between

Global Ship Lease, Inc.

Marathon Founders LLC

CMA CGM S.A.

Adam Aron

Irwin D. Simon

and

Robert Sheft

Class A Common Stock Warrants

Expiring September 1, 2013

CLASS A COMMON STOCK WARRANT AGREEMENT

CLASS A COMMON STOCK WARRANT AGREEMENT, dated as of [    ], 2008 (as modified, amended or supplemented, this “Agreement”), between Global Ship Lease, Inc., a Marshall Islands corporation (the “Corporation”), CMA CGM S.A,. a société anonyme organized under the laws of France (“CMA”), Adam Aron, Irwin D. Simon, Robert Sheft (and with Messrs. Aron and Simon, the “Directors”) and Marathon Founders LLC (“Marathon”, and with CMA and the Directors, collectively the “Initial Holders,” and each an “Initial Holder”).

W I T N E S S E T H:

WHEREAS, this Agreement is being entered into in connection with the consummation of the Agreement and plan of Merger by and among Marathon Acquisition Corp., the Corporation, CMA CGM S.A. and Global Ship Lease, Inc.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

ISSUANCE OF WARRANTS AND FORM, EXECUTION,

DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01. Issuance of Warrants. Each warrant (a “Warrant”) shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Class A common stock of the Corporation (a “Class A Common Share”) at the Exercise Price set forth in Section 2.01. All of the Warrants shall initially be represented by a physical certificate and shall be kept on the books of the Corporation.

SECTION 1.02. Form, Execution and Delivery of Warrant Certificates. (a) One Warrant Certificate evidencing Warrants to purchase not more than such number of Class A Common Shares as set forth on Schedule I hereto (subject to adjustment as provided for in section 2.04) will be executed by the Corporation and delivered to each Initial Holder upon the execution of this Agreement.

(b) The Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Corporation executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange or electronic market on which the

Warrants may be listed, or to conform to usage. Each Warrant Certificate shall be signed on behalf of the Corporation by its Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any such officer on any Warrant Certificate may be manual or facsimile.

(c) No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby may be exercised, unless such Warrant Certificate has been countersigned by the manual or facsimile signature of the Initial Holder. Such signature by the Initial Holder upon any Warrant Certificate executed by the Corporation shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

(d) If any officer of the Corporation who has signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Initial Holder, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Corporation; and any Warrant Certificate may be signed on behalf of the Corporation by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Corporation as specified in this Section 1.02, regardless of whether at the date of the execution of this Agreement any such person was such officer.

SECTION 1.03. Transfer of Warrants. (a) The Warrants shall initially be represented by physical certificates and registered on the books of the Corporation.

(b) Each Warrant Certificate may be transferred at the option of the Holder thereof. Upon any such registration of transfer, the Corporation shall execute, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants. The term “Holder”, as used herein, shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by Corporation for that purpose.

(c) No service charge shall be made for any transfer or exchange of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such transfer or exchange.

SECTION 1.04. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation, upon surrender of such Warrant Certificate to the Corporation for cancellation, then, in the absence of notice to the Corporation that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. No service charge shall be made for any replacement of Warrant Certificates, but the Corporation may require, upon written request, the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange. To the extent permitted under applicable law, the provisions of this Section 1.04 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude any and all other rights or remedies.

SECTION 1.05. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered to the Corporation for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly canceled by the Corporation and shall not be reissued, except as expressly permitted by this agreement.

ARTICLE II

EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01. Exercise Price. The initial exercise price of each Warrant issued hereunder shall be $9.25 per whole Class A Common Share (the “Exercise Price”), subject to the adjustments provided in Section 2.04 hereof.

SECTION 2.02. Duration of Warrants. Subject to the terms and provisions of this Agreement, including Article IV, and the limitations set forth herein, each Warrant may be exercised on any Business Day (as defined below) occurring during the period commencing on the date hereof (the “Exercise Period”) and ending at 5:00 P.M., New York time, on September 1, 2013 (the “Expiration Date”). Each Warrant remaining unexercised after the Expiration Date shall become void, and all rights of the Holder under this Agreement shall cease.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday, a French national holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

SECTION 2.03. Exercise of Warrants. (a) A Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Corporation (i) the Warrant Certificate evidencing the Warrants to be exercised, (ii) an election to purchase the Class A Common Shares underlying the Warrants to be exercised (“Election to Purchase”), properly completed and executed by the Holder on the reverse of the Warrant Certificate, and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (A) the Warrant Certificate, (B) the Election to Purchase, or (C) the Exercise Price therefor (unless the Holder has requested net cash settlement of such Warrants pursuant to Section 2.03(c) of this Agreement), is received by the Corporation after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Corporation will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Corporation in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Corporation in its sole discretion and such determination will be final and binding upon the Holder and the Corporation. The Corporation shall inform a Holder promptly of the invalidity of any exercise of Warrants.

(b) The Corporation shall, by 5:00 P.M., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant, execute, issue and deliver to the Holder, the Class A Common Shares to which such Holder is entitled, fully registered in the stock ledger and transfer books of the Corporation, registered in such name or names as may be directed by such Holder.

(c) Notwithstanding the foregoing, the Corporation shall not be obligated to deliver any Class A Common Shares pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Class A Common Shares underlying the Warrants is effective and a prospectus is available for delivery by the Corporation, subject to the Corporation satisfying its obligations under the registration rights agreement dated of even date herewith to use its best efforts. In the event that a registration statement with respect to the Class A Common Shares underlying a Warrant is not effective under the Securities Act or a prospectus is not available for delivery by the Corporation, the holder of such Warrant shall not be entitled to exercise such Warrant. At the request of a Holder, the Corporation shall be required to net cash settle a Warrant exercise as follows: the Corporation shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Class A Common Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Common Shares underlying the Warrants being exercised, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value. However, net cash settlement is not available unless the Fair Market Value exceeds the Exercise Price. As used herein, the term “Fair Market Value” shall mean the average reported last sale price of the Corporation’s common stock, par value $.0001 per share, for the ten (10) trading days ending on the third Business Day prior to the exercise of the Warrant. Warrants may not be exercised by, or Class A Common Shares issued to, any registered holder in any state in which such exercise would be unlawful. As a result of this subsection 2.03(c) any or all of the Warrants may expire unexercised.

(d) The accrual of dividends, if any, on the Class A Common Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Class A Common Shares. From and after the issuance of such Class A Common Shares, the former Holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Class A Common Shares and such former Holder’s right to receive payments of dividends and any other amounts payable in respect of the Class A Common Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Class A Common Shares.

(e) Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Corporation and countersigned by the Initial Holder as provided in Section 1.02 hereof, and delivered to the Holder at the address specified on the books of the Initial Holder or as otherwise specified by such Holder.

(f) The Corporation shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Class A Common Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Corporation shall not be required to issue or deliver any Class A Common Shares until such tax or other charge shall have been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

SECTION 2.04. Adjustment Under Certain Circumstances. The rate at which Class A Common Shares shall be delivered upon exercise of Warrants (the “Exercise Rate”) shall be initially one (1) Class A Common Share for each Warrant so exercised. The Exercise Rate shall be adjusted in certain instances as provided in this Section 2.04 hereof, but shall not be adjusted for any other reason or event. Upon adjustment of the Exercise Rate, the Exercise Price shall also be adjusted in accordance with this Section 2.04.

(a) Stock Dividends. If after the date hereof, and subject to the provisions of paragraph (f) below, the number of outstanding Class A Common Shares is increased by a stock dividend payable in Class A Common Shares or other similar distribution involving all holders of Class A Common Shares, then, on the effective date of such stock dividend, or other similar distribution, the Exercise Rate shall be adjusted to equal the rate determined by dividing the Exercise Rate in effect at the close of business on the record date fixed for the determination of holders of Class A Common Shares entitled to receive such dividend or other distribution by a fraction, (i) the numerator of which shall be the number of Class A Common Shares outstanding at the close of business on the record date fixed for such determination, and (ii) the denominator of which shall be the sum of such number of Class A Common Shares in clause (i) above plus the total number of Class A Common Shares constituting such dividend or other distribution. Any such adjustment pursuant to this paragraph (a) shall become effective immediately after the opening of business on the day following the record date fixed for such determination. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Exercise Rate shall again be adjusted to the Exercise Rate that would then be in effect if such dividend or distribution had not been declared.

(b) Subdivision / Combination of Class A Common Shares. In case outstanding Class A Common Shares shall be subdivided or split-up into a greater number of Class A Common Shares, the Exercise Rate in effect immediately after the opening of business on the day following the day upon which such subdivision or split-up becomes effective shall be proportionately increased, and conversely, in case outstanding Class A Common Shares shall be combined, aggregated or reclassified into a smaller number of Class A Common Shares, the Exercise Rate in effect immediately after the opening of business on the day following the day upon which such combination, aggregation or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) Adjustments in Exercise Price. Whenever the number of Class A Common Shares purchasable upon the exercise of the Warrants is adjusted, as provided in paragraphs (a)and (b) above, the Exercise Price shall be adjusted (to the nearest cent, rounding up) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the number of Class A Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Class A Common Shares so purchasable immediately thereafter. Any such adjustment pursuant to this paragraph (c) shall become effective immediately after the opening of business on the day following (i) the record date fixed for such determination giving rise to such adjustment or (ii) the day upon which such subdivision or combination giving rise to such adjustment becomes effective, as the case may be. If any event giving rise to such adjustment does not occur, the Exercise Price shall again be adjusted to the Exercise Price that would be in effect without such adjustment.

(d) Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Common Shares (other than a change covered by paragraphs (a) or (b) hereof or that solely affects the par value of such Class A Common Shares), or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Shares of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant Holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Class A Common Shares covered by paragraphs (a) or (b), then such adjustment shall be made pursuant to paragraphs (a), (b), (c) and then this paragraph (d). The provisions of this Subparagraph (d) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

(e) Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Class A Common Shares issuable upon exercise of a Warrant, the Corporation shall promptly thereafter, and in any event within five Business Days, give written notice thereof to each Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Class A Common Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in paragraphs (a), (b), (c) or (d), then, in any such event, the Corporation shall give written notice to the Warrant Holder, at the last address set forth for such Holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Holders shall be fully protected in relying upon any such notice delivered in accordance with this Section 2.04(e), and on any adjustment therein contained, and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such notice.

(f) No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Corporation shall not issue fractional Class A Common Shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2.04, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Class A Common Share, the Corporation shall, upon such exercise, round up to the nearest whole number the number of Class A Common Shares to be issued to the Warrant Holder.

(g) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2.04, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Class A Common Shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Corporation may at any time in its sole discretion make any change in the form of Warrant that the Corporation may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

(h) The Initial Holders shall have no duty to determine when an adjustment under this Section 2.04 should be made, how any such adjustment should be calculated, or the amount of any such adjustment.

ARTICLE III

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

AND BENEFICIAL OWNERS OF WARRANTS

SECTION 3.01. No Rights as Holders of Shares Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a holder of any Class A Common Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Corporation or to exercise voting rights, if any.

SECTION 3.02. Holder and Beneficial Owner of Warrant May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Holder or any Beneficial Owner of any Warrant may, on such Holder’s or Beneficial Owner’s own behalf and for his, her or its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise in respect of, such Holder’s or Beneficial Owner’s right to exercise the Warrants evidenced by any Warrant Certificate in the manner provided in this Agreement and such Warrant Certificate.

SECTION 3.03. Reservation of Shares. The Corporation shall at all times reserve and keep available a number of its authorized but unissued Class A Common Shares that will be sufficient to permit the exercise in full of all of the then outstanding Warrants issued pursuant to this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Amendments. (a) This Agreement and any Warrant Certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of the Holder of any Warrant, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement or the Warrant Certificates, (ii) evidencing the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation contained in this Agreement and the Warrants, (iii) issuing definitive Warrant Certificates in accordance with paragraph (b) of Section 1.03, (iv) adding to the covenants of the Corporation for the benefit of the Holders or surrendering any right or power conferred upon the Corporation under this Agreement, or (v) amending this Agreement and the Warrants in any manner that the Corporation may deem to be necessary or desirable and that will not adversely affect the interests of the Holders in any material respect.

(b) The Corporation may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; provided, however, that, without the consent of each Holder of Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of Class A Common Shares purchasable upon exercise of the Warrants or so as to increase the Exercise Price (other than as provided by Section 2.04), (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the Holders in any material respect, or (iv) reduces the number of unexercised Warrants the consent of the Holders of which is required for amendment of this Agreement or the Warrants.

SECTION 4.02. Merger, Consolidation, Sale, Transfer or Conveyance. The Corporation may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation; provided, that (i) such corporation assumes the obligations of the Corporation with respect to the performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Corporation and (ii) the Corporation or such successor corporation, as the case may be, must not immediately be in default under this Agreement. If at any time there shall be any consolidation or merger or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Corporation, then in any such event the successor or assuming corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein and in the Warrant Certificates as the Corporation; the Corporation shall thereupon be relieved of any further obligation hereunder or under the Warrants, and, in the event of any such sale, lease, transfer, conveyance (other than by way of lease) or other disposition, the Corporation as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound-up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, Warrant Certificates evidencing the Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificates theretofore issued. Such Warrant Certificates shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates evidencing the Warrants theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of the execution hereof. In any case of any such merger or consolidation or sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Corporation, such changes in language and form (but not in substance) may be made in the new Warrant Certificates, as may be appropriate.

SECTION 4.03. Addresses. Any communications from the Corporation to the Initial Holder with respect to this Agreement shall be addressed [            ], and any communications from the Initial Holder to the Corporation with respect to this Agreement shall be addressed to [            ] (or such other address as shall be specified in writing by the Initial Holder or by the Corporation, as the case may be). All notices, requests, demands and other communications from the Corporation to the Initial Holder, or vice-versa, made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested, facsimile or nationally recognized next-Business Day courier. The Corporation shall give notice to the Holders of Warrants by mailing written notice by first class mail, postage prepaid, to such Holders as their names and addresses appear in the books and records of the Corporation or, prior to the Detachment Date, on the register of the Units.

SECTION 4.04. GOVERNING LAW. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN AND AMONG THE PARTIES HERETO, THE ADJUDICATION AND THE ENFORCEMENT HEREOF AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 4.05. Jurisdiction; Waiver of Jury Trial. Except as otherwise expressly provided in this Agreement, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any legal action arising out of or relating to this Agreement, agrees that all claims in respect of the legal action may be heard and determined in any such court and agrees not to bring any legal action arising out of or relating to this Agreement in any other court. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

SECTION 4.06. Obtaining of Governmental Approvals. The Corporation shall from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which the Corporation may deem necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Warrants, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Class A Common Shares to be issued upon exercise of Warrants or upon the expiration of the period during which the Warrants are exercisable.

SECTION 4.07. Benefits of Warrant Agreement. Nothing in this Agreement or any Warrant Certificate expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and its respective successors and assigns, the beneficial owners and the Holders any right, remedy or claim under or by reason of this Agreement or any Warrant Certificate or of any covenant, condition, stipulation, promise or agreement hereof or thereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or any Warrant Certificate shall be for the sole and exclusive benefit of the Corporation and its successors and assigns and of the beneficial owners and Holders.

SECTION 4.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 4.09. Severability. If any provision in this Agreement or in any Warrant Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 4.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 4.11. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate offices of the Corporation at [            ], for inspection by any Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GLOBAL SHIP LEASE, INC.

By:
Authorized Officer

CMA CGM S.A.

By:
Authorized Officer

MARATHON FOUNDERS LLC

By:
Authorized Officer

Adam Aron

Irwin D. Simon

Robert Sheft

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase

Class A Common Stock, par value $.01

As described herein.

Global Ship Lease, Inc.

No.____	CUSIP No. ______________

VOID AFTER 5:00 P.M., NEW YORK TIME,

ON September 1, 2013, OR UPON EARLIER REDEMPTION

This certifies that                                                       or registered assigns is the registered holder of                              warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Global Ship Lease, Inc., a Marshall Islands corporation (the “Corporation”), one share of the Corporation’s Class A Common Stock (each, a “Class A Common Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $9.25 per whole Class A Common Share initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined in the Warrant Agreement below) occurring during the period (the “Exercise Period”) commencing on the date of the Warrant Agreement and ending at 5:00 P.M., New York time, on September 1, 2013 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

Prior to making a decision to exercise any Warrants, the holder of the Warrants should carefully read the prospectus relating to the Class A Common Shares underlying such Warrants, if available. A copy of such prospectus is available free of charge by contacting the Corporation at its principal executive offices. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains such information.

The holder of the Warrants represented by this Warrant Certificate may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Corporation (i) the Warrant Certificate evidencing the Warrants to be exercised, (ii) an election to purchase the Class A Common Shares underlying the Warrants to be exercised (“Election to Purchase”), properly completed and executed by the Holder on the reverse of the Warrant Certificate, and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds (unless the Holder has elected net cash settlement pursuant to Section 2.03(c) of the Warrant Agreement). If any of (A) the Warrant Certificate, (B) the Election to Purchase, or (C) the Exercise Price therefor, is received by the Corporation after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Corporation will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Corporation in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Corporation in its sole discretion and such determination will be final and binding upon the Holder and the Corporation. The Corporation shall have no obligation to inform a Holder of the invalidity of any exercise of Warrants.

Notwithstanding the foregoing, the Corporation shall not be obligated to deliver any Class A Common Shares pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Class A Common Shares underlying the Warrants is effective and a prospectus is available for delivery by the Corporation, subject to the Corporation satisfying its obligations under the registration rights agreement dated of even date herewith to use its best efforts. In the event that a registration statement with respect to the Class A Common Shares underlying a Warrant is not effective under the Securities Act or a prospectus is not available for delivery by the Corporation, the holder of such Warrant shall not be entitled to exercise such Warrant. At the request of a Holder, the Corporation shall be required to net cash settle a Warrant exercise as follows: the Corporation shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Class A Common Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Common Shares underlying the Warrants being exercised, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value. However, net cash settlement is not available unless the Fair Market Value exceeds the Exercise Price. As used herein, the term “Fair Market Value” shall mean the average reported last sale price of the Corporation’s common stock, par value $.0001 per share, for the ten (10) trading days ending on the third Business Day prior to the exercise of the Warrant. Warrants may not be exercised by, or Class A Common Shares issued to, any registered holder in any state in which such exercise would be unlawful. As a result, any or all of the Warrants may expire unexercised.

Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Corporation and delivered to the holder of this Warrant Certificate at the address specified on the books of the Corporation or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [            ], 2008 (the “Warrant Agreement”), by and between the Corporation, CMA CGM S.A, a société anonyme organized under the laws of France (“CMA”), Adam Aron, Irwin D. Simon, Robert Sheft (and with Messrs. Aron and Simon, the “Directors”) and Marathon Founders LLC (“Marathon”) and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at [            ].

The accrual of dividends, if any, on the Class A Common Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Class A Common Shares. From and after the issuance of such Class A Common Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Class A Common Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Class A Common Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Class A Common Shares.

The Exercise Price and the number of Class A Common Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 2.04 of the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Class A Common Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Corporation or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the holder hereof.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated as of                  , 2008

Global Ship Lease, Inc.

By:
Authorized Officer

[Warrant Holder]

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

PRIOR TO MAKING A DECISION TO EXERCISE ANY WARRANTS EVIDENCED HEREBY, THE HOLDER OF THE WARRANTS SHOULD CAREFULLY READ THE PROSPECTUS RELATING TO THE COMMON STOCK UNDERLYING SUCH WARRANTS. A COPY OF SUCH PROSPECTUS IS AVAILABLE FREE OF CHARGE BY CONTACTING GSL HOLDING, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES. THE SECURITIES AND EXCHANGE COMMISSION ALSO MAINTAINS A WEBSITE AT WWW.SEC.GOV THAT CONTAINS SUCH INFORMATION.

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Corporation, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Corporation at such an account number as the Corporation may designate from time to time, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Corporation at the address set forth. The Warrant Certificate and this Election to Purchase must be received by the Corporation by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                 ,         (the “Exercise Date”), Warrants, evidenced by this Warrant Certificate, to purchase,              of the shares of Class A Common Stock (each, a “Class A Common Share”) of Global Ship Lease, Inc., a Marshall Islands corporation (the “Corporation”), and represents that on or before the Exercise Date such holder has tendered payment for such Class A Common Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Corporation c/o [        ] , in the amount of $             in accordance with the terms hereof. The undersigned requests that said number of Class A Common Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Class A Common Shares is less than all of the Class A Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ,

Name _____________________	(Please Print)

/ / / / — / / / — / / / / /
(Insert Social Security

or Other Identifying

Number of Holder)                                              Address

Signature

This Warrant may only be exercised by presentation to the Corporation at one of the following locations:

By hand at:

By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Corporation. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Class A Common Shares and/or Warrant Certificates)

Name in which Class A Common Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Class A Common Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Corporation:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which

certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Corporation:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Class A Common Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Corporation, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code

and Number

Authorized

Signature

Name

Title

Dated:                 , 200__

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                                                                           HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                      Attorney to transfer said Warrant Certificate on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code

and Number

Authorized

Signature

Name

Title

Dated:             , 200__

Schedule I

Initial Holder	Maximum Number of Shares
CMA CGM S.A.	3,131,900
Marathon Founders LLC	3,007,288
Adam Aron	16,300
Irwin D. Simon	16,300
Robert Sheft	16,300

EXHIBIT F

CERTIFICATE OF DESIGNATION

Exhibit F

CERTIFICATE OF DESIGNATION

GSL Holdings, Inc.

CERTIFICATE OF DESIGNATION OF

MANDATORILY REDEEMABLE PREFERRED SHARES, SERIES A,

SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Section 1. Designation, Number and Rank.

(a) The shares of such series shall be designated as Mandatorily Redeemable Preferred Shares, Series A (the “Series A Preferred Shares”) of Global Ship Lease, Inc., a Marshall Islands corporation (the “Corporation”). The number of shares initially constituting the Series A Preferred Shares shall be 1,000.

(b) Except as provided in Section 1(c) below, the Series A Preferred Shares shall, with respect to dividend rights and rights upon Liquidation (as defined below), rank senior to the Common Shares, and to all classes and series of stock of the Corporation whether now or hereafter authorized, issued or outstanding (collectively, the “Junior Securities”). All Series A Preferred Shares shall be of equal rank with each other with respect to the right to receive dividends and other distributions of the Corporation and rights upon Liquidation up to the amount of the Liquidation Preference (as defined below) thereon.

(c) Upon the written consent of at least a majority of the issued and outstanding Series A Preferred Shares, the Series A Preferred Shares shall, with respect to dividend rights and rights on Liquidation, rank junior to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are senior to the Series A Preferred Shares with respect to dividend rights and rights on Liquidation (collectively, the “Senior Securities”).

(d) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 13 below.

Section 2. Dividends and Distributions.

(a) Holders of Series A Preferred Shares shall be entitled to receive, out of funds that are legally available under the Business Corporations Act of the Marshall Islands (the “BCA”), cash dividends of Three Month LIBOR plus 2% of the Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock, prorated for the first year. Dividends shall be paid quarterly on the last day of each fiscal quarter or at such other times as the Corporation’s Board of Directors shall choose. The “Original Issue Price” of the Series A Preferred Shares shall be $48,000 per share (as adjusted for any stock split, combination or similar event or transaction directly affecting the Series A Preferred Shares but not by any accrued dividends). Such dividends shall accrue from the Original Issue Date of the relevant shares of Series A Preferred Shares and shall cease to accrue on the date immediately preceding a date of redemption as contemplated by Sections 7, 8, 9 or 10 hereof.

(b) The holders of Series A Preferred Shares shall not be entitled to receive any dividends or other distributions for the Series A Preferred Shares except as provided herein.

Section 3. Voting Rights.

Except as required under Section 89 of the BCA and any other applicable sections, or successor sections thereto, the holders of the Series A Preferred Shares shall have no voting rights.

Section 4. Conversion.

The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation; provided, however, that this provision shall not affect any rights as specifically provided under the BCA.

Section 5. Reacquired Shares.

Any Series A Preferred Shares converted, exchanged, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Series A Preferred Shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with [        ], may be reissued as part of another series of preferred stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as Series A Preferred Shares unless all of the Series A Preferred Shares shall have already been converted, exchanged, purchased or otherwise acquired by the Corporation.

Section 6. Liquidation.

(a) Priority Payment. Upon the occurrence of an event of Liquidation and following any payment required to be made to any Senior Securities, the holders of Series A Preferred Shares shall be paid in cash for each Series A Preferred Share held thereby, out of, but only to the extent of, the assets of the Corporation legally available under the BCA for distribution to its stockholders, an amount equal to $48,000 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Shares) plus all accrued but unpaid dividends, if any (the “Liquidation Preference”), before any payment or distribution is made to any Common Shares or Junior Securities. If the assets of the Corporation available for distribution to the holders of Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series A Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Notice. Upon the occurrence of an event of Liquidation, written notice shall be delivered to each holder of Series A Preferred Shares informing such holder of such event and including a statement as to the payment or payments payable as a result of such an event, and the place where such payment or payments shall be payable, shall be delivered in accordance with Section 12 hereof.

Section 7. Mandatory Redemption by the Corporation.

(a) The Corporation shall, in accordance with Section 7(b) below after a Mandatory Redemption Event, be required to redeem all of the Series A Preferred Shares. On the date of redemption (each, a “Mandatory Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares, or deliver a Lost Stock Agreement (as defined below), to be redeemed to the Corporation as provided in this Section 7. On the Mandatory Redemption Date, the Corporation shall redeem, senior to any Junior Securities, the Series A Preferred Shares. Each Series A Preferred Share shall be redeemed pursuant to this Section 7 for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “Mandatory Redemption Price”).

(b) Redemption Procedure.

(1) Upon the occurrence of a Mandatory Redemption Event, the Corporation shall provide written notice to the holders, which notice shall be given in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the Mandatory Redemption Date, which date shall be within 20 calendar days of the date of such notice. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the Mandatory Redemption Date.

(2) From and after the close of business on the Mandatory Redemption Date, and provided that the Mandatory Redemption Price for the Series A Preferred Shares has been received by the relevant holder, each Series A Preferred Share redeemed in accordance with this Section 7 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 7 below of the certificate or certificates, or Lost Stock Agreement, representing shares redeemed pursuant to this Section 7, the applicable Mandatory Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 7 until actual delivery to the Corporation or its agents of the certificates representing the shares redeemed hereby, or a Lost Stock Agreement, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 7.

(3) All Series A Preferred Shares redeemed pursuant to this Section 7 shall be cancelled.

(c) The Corporation shall not be obligated to pay the Mandatory Redemption Price unless the certificates evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation and its representatives and agents from any loss incurred by such persons or entities in connection with such certificates (a “Lost Stock Agreement”). On the Mandatory Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates representing the amount of such holder’s Series A Preferred Shares to be redeemed, or deliver a Lost Stock Agreement, at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates or the Lost Stock Agreement, an amount of cash representing the Mandatory Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 8. Mandatory Redemption by the Corporation Upon Warrant Trigger Event or Significant Transaction Event.

(a) The Corporation shall, in accordance with Section 8(b) below, after a Warrant Trigger Event or Significant Transaction Event, be required to redeem, out of funds legally available under the BCA therefor with respect to such Warrant Trigger Event or Significant Transaction Event, the Series A Preferred Shares in accordance with this Section 8. On the date of redemption (each, a “Certain Event Mandatory Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares, or deliver a Lost Stock Agreement (as defined below), to be redeemed to the Corporation as provided in this Section 8. On the Certain Event Mandatory Redemption Date, the Corporation shall redeem, senior to any Junior Securities, the Series A Preferred Shares to be redeemed to the extent of the funds of the Corporation legally available under the BCA therefor with respect to such Warrant Trigger Event or Significant Transaction Event. Each Series A Preferred Share to be redeemed pursuant to this Section 8 shall be redeemed pursuant to this Section 8 for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “Certain Event Mandatory Redemption Price”) in accordance with the following sentence. The proceeds to the Corporation from the Warrant Trigger Event or Significant Transaction Event, as applicable, shall be used to redeem Series A Preferred Shares in proportion to the amounts that would be payable to such holders if such proceeds were sufficient to permit redemption in full; provided that the number of Series A Preferred Shares redeemed on a Certain Event Mandatory Redemption Date pursuant to this Section 8 with respect to each holder of Series A Preferred Shares shall be the product of (x) the percentage of the total number of issued and outstanding Series A Preferred Shares held by such holder and (y) the total number of Series A Preferred Shares capable of redemption on such Certain Event Mandatory Redemption Date based on the proceeds received by the Corporation from the Warrant Trigger Event or the Significant Transaction Event, which product shall be rounded down to the nearest whole Series A Preferred Share; and further provided that any proceeds to the Corporation from the relevant Warrant Trigger Event not distributed on such Certain Event Mandatory Redemption Date shall be held by the Corporation in escrow and shall be used solely as available funds for the redemption of the Series A Preferred Shares on the next succeeding Certain Event Mandatory Redemption Date, or, if applicable, other date of redemption for such shares.

(b) Redemption Procedure.

(1) Upon the occurrence of a Warrant Trigger Event or Significant Transaction Event, as applicable, the Corporation shall provide written notice to the holders, which notice shall be given in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the Certain Event Mandatory Redemption Date, which date shall be within 20 calendar days of the date of such notice. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the Certain Event Mandatory Redemption Date.

(2) From and after the close of business on the Certain Event Mandatory Redemption Date, and provided that the Certain Event Mandatory Redemption Price for the Series A Preferred Shares has been received by the relevant holder, each Series A Preferred Share redeemed in accordance with this Section 8 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 8 below of the certificate or certificates, or Lost Stock Agreement, representing shares redeemed pursuant to this Section 8, the applicable Certain Event Mandatory Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 8 until actual delivery to the Corporation or its agents of the certificates representing the shares redeemed hereby, or a Lost Stock Agreement, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 8.

(3) All Series A Preferred Shares redeemed pursuant to this Section 8 shall be cancelled.

(c) The Corporation shall not be obligated to pay the Certain Event Mandatory Redemption Price unless the certificates evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation and its representatives and agents from any loss incurred by such persons or entities in connection with such certificates (a “Lost

Stock Agreement”). On the Certain Event Mandatory Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates representing the amount of such holder’s Series A Preferred Shares to be redeemed, or deliver a Lost Stock Agreement, at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. If fewer than all of the Series A Preferred Shares evidenced by a certificate are being redeemed pursuant to this Section, a new certificate for the number of Series A Preferred Shares represented by such original certificate but not so redeemed shall be executed by the Corporation and delivered to the holder at the address specified on the books of the Corporation or as otherwise specified by such holder. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates or the Lost Stock Agreement, an amount of cash representing the Certain Event Mandatory Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 9. Optional Redemption Right by the Corporation.

(a) The Corporation shall, at any time (and from time to time), be entitled at its option to redeem, out of funds legally available under the BCA therefor, all or any portion of the Series A Preferred Shares in accordance with this paragraph. On the date of redemption (each, an “Optional Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares, or deliver a Lost Stock Agreement, to be redeemed to the Corporation as provided in this Section 9. On the Optional Redemption Date, the Corporation shall redeem the Series A Preferred Shares to be redeemed to the extent of the funds of the Corporation legally available under the BCA therefor. Each Series A Preferred Share shall be redeemed pursuant to this paragraph for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “Optional Redemption Price”).

(b) Redemption Procedure.

(1) The Corporation may, but shall not be obligated to, elect to redeem all or any portion of the Series A Preferred Shares by providing written notice to the holders, which notice shall be given in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the Optional Redemption Date, which date shall be within 20 calendar days of the date of such notice. The Corporation shall be entitled to utilize any method reasonably chosen by the Board of Directors thereof in order to determine which Series A Preferred Shares to redeem. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the Optional Redemption Date.

(2) From and after the close of business on the Optional Redemption Date, and provided that the Optional Redemption Price for such Series A Preferred Shares has been received by the relevant holder, the Series A Preferred Shares redeemed in accordance with this Section 9 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 9 below of the certificate or certificates, or delivery of a Lost Stock Agreement, representing shares redeemed pursuant to this Section 9, the applicable Optional Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 8 until actual delivery to the Corporation or its agents of the certificates representing the shares redeemed hereby, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 8.

(3) All Series A Preferred Shares redeemed pursuant to this paragraph (b)(3) shall be cancelled.

(c) Presentation. The Corporation shall not be obligated to pay the Optional Redemption Price unless the certificates evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes a Lost Stock Agreement. On the Optional Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates representing all of such holder’s Series A Preferred Shares at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates, or the Lost Stock Agreement, an amount of cash representing the Optional Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 10. Mandatory Redemption by the Corporation Upon a Change of Control.

(a) Upon the occurrence of a Change in Control, the Corporation shall redeem all of the Series A Preferred Shares in accordance with this Section 10. On the date of redemption (each, a “COC Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares to be redeemed to the Corporation as provided in this Section 10. On the COC Redemption Date, the Corporation shall redeem the Series A Preferred Shares. Each Series A Preferred Share shall be redeemed pursuant to this paragraph for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “COC Redemption Price”).

(b) Redemption Procedure.

(1) The Corporation shall redeem all or any portion of the Series A Preferred Shares by providing written notice to the holders, which notice shall be mailed in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the COC Redemption Date, which date shall be within 20 calendar days of the date of such notice. The Corporation shall be entitled to utilize any method chosen by the Board of Directors thereof in order to determine which Series A Preferred Shares to redeem. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the COC Redemption Date.

(2) From and after the close of business on the COC Redemption Date, and provided that the COC Redemption Price for such Series A Preferred Shares has been received by the relevant holder, each Series A Preferred Share redeemed in accordance with this Section 10 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 10 below of the certificate or certificates, or delivery of a Lost Stock Agreement, representing shares redeemed pursuant to this Section 10, the applicable COC Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 10 until actual delivery to the Corporation or its agents of the certificates, or a Lost Stock Agreement, representing the shares redeemed hereby, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 10.

(3) All Series A Preferred Shares redeemed pursuant to this paragraph (b)(3) shall be cancelled.

(c) The Corporation shall not be obligated to pay the COC Redemption Price unless the certificates, or the Lost Stock Agreement, evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below. On the COC Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates, or a Lost Stock Agreement, representing all of such holder’s Series A Preferred Shares at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates or the Lost Stock Agreement, an amount of cash representing the COC Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 11. Miscellaneous.

(a) Certain Remedies. Any registered holder of Series A Preferred Shares shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court, tribunal or governmental agency having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of the Certificate of Incorporation and/or this Certificate of Designations which benefits only the holders of the Series A Preferred Shares may be waived by holders of at least a majority of all issued and outstanding Series A Preferred Shares (either generally or in a particular instance and either retroactively or prospectively).

(b) Books and Accounts. The Corporation will keep a proper record and account of any funds held in escrow pursuant to this Certificate of Designation, separate from all other records and accounts of the Corporation, in which complete and correct entries shall be made of all transactions relating to such funds. Such record and account of the funds held in escrow shall be subject to the inspection of the holders of Series A Preferred Shares upon written request. The Corporation hereby undertakes to provide a record and account of the funds held in escrow to the holders of Series A Preferred Shares at least once per month.

Section 12. Notices.

Any notice or other communication required or permitted to be given under this certificate shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered in-person against receipt to the party to whom it is to be given, in the case of the holders of the Series A Preferred Shares, at the address of each such holder set forth in the stock transfer ledger of the Corporation, or, in the case of the Corporation, at the principal offices of the Corporation. Any notice permitted by this Section 12 shall be deemed given at the time of receipt thereof.

Section 13. Definitions.

For the purposes of this Certificate of Designation of Series A Preferred Shares, the following terms shall have the meanings indicated:

“Business Day” shall mean any day that is a London Banking Day and is not a Saturday or Sunday and is not a United States federal holiday, a French or British national holiday, or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York, London or France.

“Change of Control” means the occurrence of any of the following:

(A) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s assets, properties or business;

(B) the adoption by the Board of Directors of a plan of Liquidation of the Corporation;

(C) the consummation of any transaction, or a series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of more than a majority of the Corporation’s shares of any class or series entitled to vote generally in the election of directors, measured by voting power rather than number of shares;

(D) if, at any time, the Corporation becomes insolvent, admits in writing its inability to pay its debts as they become due, commits an act of bankruptcy, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors, a proposal or similar action under the bankruptcy, insolvency or other similar laws of the Marshall Islands or any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;

(E) a change in directors after which a majority of the members of the Board of Directors are not, as of any date of determination, (1) the members of the Board of Directors immediately after the completion of the merger of the former corporation named Global Ship Lease, Inc. with and into the Corporation (the “Merger”); or (2) members who have been nominated for election or elected to the Board of Directors with the approval of a majority of the directors then in office who were either directors immediately after the completion of the Merger or whose nomination or election was previously so approved;

(F) the consolidation of the Corporation with, or the merger or consolidation of the Corporation with or into, any “person,” or the consolidation of any “person” with, or the merger or consolidation of any “person” with or into, the Corporation, in any such event pursuant to a transaction in which any of the outstanding Common Shares are converted into or exchanged for cash, securities or other property or receive a payment of cash, securities or other property, other than any such transaction where the Corporation’s voting stock outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee “person” constituting a majority of the outstanding shares of such voting stock of such surviving or transferee “person” immediately after giving effect to such issuance.

“Common Shares” shall mean the common shares of the Corporation, par value $0.01 per share.

“LIBOR Determination Date” means the first London Banking Day of the relevant interest period.

“Liquidation” shall mean the voluntary or involuntary liquidation of the Corporation under applicable bankruptcy or reorganization legislation, the dissolution or winding up of the Corporation.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Original Issue Date” shall mean [            ] [__], 2008.

“Mandatory Redemption Event” shall mean the occurrence of the date that is three years from the date hereof.

“Person” shall mean any individual, corporation, partnership, unincorporated association or other entity.

A “Significant Transaction Event” shall mean, other than a Change of Control, (a) the sale, transfer or disposition, directly or indirectly, of any vessel or vessels or any other material asset of the Corporation, other than the sale, transfer or disposition of any such vessel, vessels or other material asset which is the subject of a secured debt with a security interest, lien, pledge or other similar instrument arising in each case only from a secured financing that does not permit the redemption of the Series A Preferred Shares prior to the repayment of any secured obligations thereunder (provided that, if the Corporation receives any proceeds from any sale, transfer or disposition of any vessel, vessels, or other material asset in excess of the amount of such secured indebtedness associated therewith, the receipt of such excess proceeds shall be deemed a Significant Transaction Event, solely with respect to the amount of excess), or (b) the closing of a transaction involving (x) a merger, consolidation, or similar transaction (except for a merger effected exclusively for the purpose of changing the domicile of the Corporation), (y) the incurrence of unsecured indebtedness or (z) the issuance of equity or unsecured debt securities, pursuant to which the Corporation directly or indirectly receives cash or cash equivalents; provided however that for the avoidance of doubt, insurance proceeds received by the Corporation as a result of damage, loss or constructive loss of one or more of the Corporation’s vessels shall not be deemed to be a Significant Transaction Event.

“Three Month LIBOR” shall mean the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of the relevant interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that interest period. If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that interest period. The Corporation will request the principal London office of each of these banks to provide a quotation of such bank’s rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are quoting as described above, Three Month LIBOR for that interest period will be the same as Three-Month LIBOR as determined for the previous interest period. The establishment of Three Month LIBOR for each interest period by the Corporation will (in the absence of manifest error) be final and binding.

“Warrant Trigger Event” shall mean the last Business Day of any month in which, since the Corporation’s last redemption under Section 8 hereof, the Corporation has received at least $5,000,000 in cash proceeds (which shall otherwise be kept by the Corporation in escrow) from the exercising of any warrants issued at any time existing now or hereinafter issued by the Corporation or its predecessor, Marathon Acquisition Corp.

IN WITNESS WHEREOF, Global Ship Lease, Inc. has caused this Certificate to be duly executed by the undersigned in its corporate name on this              day of         , 2008.

GLOBAL SHIP LEASE, INC.

By:
Name:
Title:

SCHEDULE 1

CHARTER RATES FOR CURRENT VESSELS

Vessel	Daily Hire Rate
CMA CGM Matisse	$18,465
CMA CGM Utrillo	$18,465
MOL Rainbow	$18,465
Julie Delmas	$18,465
Marie Delmas	$18,465
Kumasi	$18,465
CMA CGM La Tour	$18,465
CMA CGM Manet	$18,465
Ville d’Aquarius	$28,500
Ville d’Orion	$28,500
CMA CGM Alcazar	$33,750
CMA CGM Château d’lf	$33,750

SCHEDULE 2

CHARTER RATES FOR CONTRACTED VESSELS

Contracted Vessels	Daily Hire Rate	Term of Charter (years)
CMA CGM Jamaica	$25,350	14
CMA CGM Sambhar	$25,350	14
CMA CGM America	$25,350	14
10,960 TEU (Newbuilding)	$47,200	17
CMA CGM Berlioz	$34,000	12